Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 32nd ANNUAL RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

CHESAPEAKE, Va. – March 2, 2011 – Dollar Tree, Inc. (NASDAQ: DLTR), North America's  leading operator of discount variety stores selling everything for $1 or less, will participate in the 32nd  Annual Raymond James Institutional Investors Conference, being held on March 6 – 9, at the JW Marriott Orlando, Grande Lakes, Orlando, Florida.  Dollar Tree’s presentation is scheduled for Wednesday, March 9, at approximately 8:05 am EST.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Raymond James conference will be available on Dollar Tree’s web site, www.dollartreeinfo.com/investors/news/events.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight March 16, 2011.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
Vice President, Investor Relations
757-321-5284
www.DollarTree.com

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